FIRST INDIANA CORPORATION
      1998 STOCK INCENTIVE PLAN

          Table of Contents
                                                                Page
ARTICLE I  GENERAL
 1.1  Purpose                                                     1
 1.2  Administration                                              1
 1.3  Persons Eligible for Awards                                 3
 1.4  Types of Awards Under Plan                                  3
 1.5  Shares Available for Awards                                 3

ARTICLE II AWARDS UNDER THE PLAN
 2.1  Agreements Evidencing Awards                                5
 2.2  No Rights as a Shareholder                                  5
 2.3  Grant of Stock Options, Stock
      Appreciation Rights and Dividend
      Equivalent Rights                                           5
 2.4  Exercise of Options and Stock
      Appreciation Rights                                         7
 2.5  Termination of Continuous Status                            8
 2.6  Grant of Restricted Stock                                   10
 2.7  Grant of Restricted Stock Units                             12
 2.8  Other Stock-Based Awards                                    12
 2.9  Grant of Dividend Equivalent Rights                         12
 2.10 Deferral                                                    13
 2.11 Right of Recapture                                          13

ARTICLE III     MISCELLANEOUS
 3.1  Amendment of the Plan; Modification of
      Awards                                                      13
 3.2  Tax Withholding                                             14
 3.3  Nonassignability                                            14
 3.4  Requirement of Notification of Election
      Under Section 83(b) of
      the Code                                                    15
 3.5  Requirement of Notification Upon
      Disqualifying Disposition Under
      Section 421(b) of the Code                                  15
 3.6  Right of Discharge Reserved                                 15
 3.7  Nature of Payments                                          15
 3.8  Non-Uniform Determinations                                  16
 3.9  Other Payments or Awards                                    16
 3.10 Dissolution, Liquidation, Merger                            16
 3.11 Section 162(m)                                              17
 3.12 Successors and Assigns                                      17
 3.13 Designation of Beneficiary                                  17

       i (10k page 52)

 3.14 Settlement by Subsidiaries                                  18
 3.15 Expenses                                                    18
 3.16 Arbitration                                                 18
 3.17 Sections Headings                                           19
 3.18 Effective Date and Term of Plan                             19
 3.19 Governing Law                                               19

ARTICLE IV DEFINITIONS
 4.1  "Award"                                                     19
 4.2  "Board"                                                     19
 4.3  "Cause"                                                     19
 4.4  "Change of Control"                                         20
 4.5  "Compensation Committee"                                    22
 4.6  "Consultant"                                                22
 4.7  "Continuous Status"                                         22
 4.8  "Disability"                                                23
 4.9  "Exempt Descendant"                                         23
 4.10 "Exempt Person"                                             23
 4.11 "Fair Market Value"                                         23
 4.12 "Incentive Stock Option"                                    24
 4.13 "Non-Qualified Stock Option"                                24
 4.14 "Subsidiary"                                                24


       ii (10k page 53)

      FIRST INDIANA CORPORATION

      1998 STOCK INCENTIVE PLAN


 The Board of Directors of First Indiana
Corporation (the "Corporation") has established the following Stock Incentive Plan (the "Plan") for employees and directors of the Corporation and its Subsidiaries. All capitalized terms used in the Plan have the meanings given them in Article IV.


             ARTICLE I
               General


1.1   Purpose

 The purpose of the First Indiana Corporation
1998 Stock Incentive Plan (the "Plan") is to provide for officers, other employees and directors of, and consultants to, the Corporation and its Subsidiaries
(collectively, the "Employers") an incentive (a) to enter into and remain in the service of the Employers, (b) to enhance the long-term performance of the Employers, and (c) to acquire a proprietary interest in the Corporation.

1.2   Administration

 1.2.1     This Plan shall be administered by the
Compensation Committee. It is contemplated that the Compensation Committee will consist of two or more members of the Board. To the extent required for transactions under the Plan to qualify for the exemptions available under Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934 (the "1934 Act"), all actions relating to Awards to persons subject to Section 16 of the 1934 Act shall be taken by the Board unless each person who serves on the Compensation Committee is a "non-employee director" within the meaning of Rule 16b-3 or such actions are taken by another committee of the Board comprised solely of "non-employee directors." To the extent required for compensation realized from Awards under the Plan to be deductible by the Employers pursuant to Section 162(m) of the Internal Revenue
Code of 1986 (the "Code"), the members of the Compensation Committee shall be "outside directors" within the meaning of Section 162(m).

 1.2.2 Subject to the provisions of the Plan and directions from the Board, the Compensation
Committee is authorized to:

      (a) determine the persons to whom
Awards are to be granted;

       1 (10k page 54)

      (b) determine the type of Award to be
granted, the number of shares of Common Stock to be covered by the Award, the pricing of the Award, the time or times when the Award shall be granted and may be exercised, any restrictions on the exercise of the Award, and any restrictions upon shares of Common
Stock acquired pursuant to the exercise of any Award;

      (c) provide for the extension of the
exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provisions of the Plan or in any Award, and to amend or modify any Award provided such amendment or modification either is not adverse to or is consented to by the grantee thereof;

      (d) conclusively interpret the provisions of the Plan and any Plan Agreement executed pursuant to Section 2.1;

      (e) prescribe, amend and rescind rules
and regulations relating to the Plan (including rules governing its own operations) or make individual decisions as questions arise, or both;

      (f) correct any defect, supply any
omission or reconcile any inconsistency in the Plan;

      (g) amend the Plan to reflect changes in applicable law;

      (h) delegate to one or more officers of
the Corporation or a Subsidiary some or all of its authority under the Plan;

      (i) employ such legal counsel,
independent auditors and consultants as it deems desirable for the administration of the Plan and rely upon any opinion or computation received therefrom;

      (j) make all other determinations and
take all other actions necessary or advisable for the administration of the Plan.

 1.2.3     The determination of the Compensation
Committee on all matters relating to the Plan or any Plan Agreement shall be final, binding and conclusive.

 1.2.4     No member of the Compensation
Committee shall be liable for any action or determination made in good faith, and the members of such Committee shall be entitled to indemnification and reimbursement in the manner provided in the Corporation's articles of incorporation and bylaws as amended from time to time. In the performance of its responsibilities with respect to the Plan, such Committee shall be entitled to rely upon information and advice furnished by the Corporation's officers, the Corporation's accountants, the Corporation's counsel

       2 (10k page 55)

and any other party such Committee deems necessary, and no member of such Committee shall be liable for any action taken or not taken in reliance upon any such advice.

1.3   Persons Eligible for Awards

 Awards under the Plan may be made to such directors, officers and other employees of the Employers (including prospective employees conditioned on their becoming employees) and to such Consultants to the Employers (collectively, "eligible persons") as the Compensation Committee in its discretion shall select.

1.4   Types of Awards Under Plan

 Awards may be made under the Plan in the form of (a) Incentive Stock Options (within the meaning of
Section 422 of the Code), (b) Non-Qualified Stock
Options, (c) stock appreciation rights, (d) dividend equivalent rights, (e) restricted stock, (f) restricted stock units and (g) other stock-based compensation, all as more fully set forth in Article II. No Incentive Stock
Option may be granted to a person who is not an employee of an Employer on the date of grant.

1.5   Shares Available for Awards

 1.5.1     The maximum number of shares of
Common Stock that may be issued pursuant to this Plan is 525,000, subject to adjustment in accordance with Section 1.5.3. Shares issued pursuant the Plan may be authorized but unissued shares or reacquired shares, including shares purchased on the open market.
If any Award is canceled or forfeited, or terminates for any other reason without all of the shares covered thereby being issued or settled in cash, then the shares as to which the Award is canceled or forfeited or so terminates may again be awarded pursuant to the Plan.
Restricted shares issued under this Plan that are repurchased by the Corporation, pursuant to an exercise of its repurchase rights under the applicable
Plan Agreement, for the same price for which they were sold to the grantee, shall be deemed forfeited for purposes of the foregoing and be available for reissuance pursuant to subsequent Awards. If previously acquired shares of Common Stock are delivered to the Corporation in full or partial payment of the exercise price for the exercise of an option granted under this Plan, the number of shares available for future Awards under this Plan shall be reduced only by the net number of shares issued upon the exercise of the option. Awards that may be satisfied either by the issuance of shares or by cash or other consideration shall be counted against the maximum number of shares that may be issued under this Plan, even though the Award ultimately is satisfied by the payment of consideration other than shares, as, for example, when an option is granted in tandem with a stock appreciation right that is settled by a cash payment of the stock appreciation. However, Awards will not reduce the number of shares that may be issued pursuant to this Plan if the settlement of the Award will not require the issuance of shares, as, for example, a stock appreciation right that may be satisfied only by the payment of cash. Shares of Common Stock issued in settlement, assumption or substitution of outstanding awards (or obligations to grant future awards) under

       3 (10k page 56)

the plans or arrangements of an unrelated entity shall not reduce the maximum number of shares available for issuance under this Plan, to the extent such settlement, assumption or substitution is made in connection with an Employer's acquisition of such unrelated entity or an interest in such unrelated entity.

 1.5.2     In no event may any eligible person be
granted Awards in any calendar year with respect to more than 50,000 shares of Common Stock, subject to adjustment from time to time in accordance with
Section 1.5.3.  The number of shares relating to an
Award that is granted in a calendar year to an eligible person and that subsequently is forfeited, canceled or otherwise terminated shall continue to count toward such limitation in such calendar year.

 1.5.3     Subject to any required action by the
shareholders of the Corporation, the number of shares of Common Stock covered by each outstanding Award, the number of shares available for Awards, the number of shares that may be subject to Awards to any one employee, and the price per share of Common Stock covered by each such outstanding Award shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock, the record date for which is after January 22, 1998, effected without receipt of consideration by the Corporation; provided, however, that conversion of any convertible securities of the Corporation shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. Such adjustment shall be made by the Compensation
Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award. After any adjustment made pursuant to this Section 1.5.3, the number of shares subject to each outstanding Award shall be rounded to the nearest whole number.

 1.5.4     Except as provided in this Section 1.5
and in Section 2.3.8, there shall be no limit on the number or the value of the shares of Common Stock that may be subject to Awards to any individual under the Plan.


       4 (10k page 57)

              ARTICLE II
        Awards under the Plan

2.1   Agreements Evidencing Awards

 Each Award granted under the Plan (except an Award of unrestricted stock) shall be evidenced by a written agreement ("Plan Agreement") which shall contain such provisions as the Compensation
Committee in its discretion deems necessary or desirable. By accepting an Award pursuant to the Plan, a grantee thereby agrees that the Award shall be subject to all of the terms and provisions of the Plan and the applicable Plan Agreement.

2.2   No Rights as a Shareholder

 No grantee of an option or stock appreciation right (or other person having the right to exercise such Award) shall have any of the rights of a shareholder of the Corporation with respect to shares subject to such Award until the issuance of a stock certificate to such person for such shares. Except as otherwise provided in Section 1.5.3, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

2.3   Grant of Stock Options, Stock Appreciation
Rights and Dividend Equivalent Rights

 2.3.1     The Compensation Committee may
grant Incentive Stock Options and Non-Qualified Stock
Options (collectively, "options") to purchase shares of Common Stock from the Corporation, to such eligible persons, in such amounts and subject to such terms and conditions, as the Compensation Committee shall determine in its discretion, subject to the provisions of the Plan. The grantee and the Corporation shall enter into separate Plan Agreements for Incentive Stock
Options and Non-Qualified Stock Options. At any time and from time to time, the grantee and the Corporation may agree to modify a Plan Agreement in order that an Incentive Stock Option may be converted to a Non-Qualified Stock Option.

      2.3.2     The Compensation Committee may
grant stock appreciation rights to such eligible persons, in such amounts and subject to such terms and conditions, as the Compensation Committee shall determine in its discretion, subject to the provisions of the Plan. Stock appreciation rights may be granted in connection with all or any part of, or independently of, any option granted under the Plan. A stock appreciation right granted in connection with a Non-Qualified Stock Option may be granted at or after the time of grant of such option. A stock appreciation right granted in connection with an Incentive Stock
Option may be granted only at the time of grant of such option.

 2.3.3 The grantee of a stock appreciation right shall have the right, subject to the terms of the Plan and the applicable Plan Agreement, to receive from the Corporation an amount equal

       5 (10k page 58)

to (a) the excess of the Fair Market Value of a share of Common
Stock on the date of exercise of the stock appreciation right over (b) the exercise price of such right as set forth in the Plan
Agreement (or over the option exercise price if the stock appreciation right is granted in connection with an option), multiplied by (c) the number of shares with respect to which the stock appreciation right is exercised. Except as otherwise provided in the applicable Plan Agreement, payment upon exercise of a stock appreciation right shall be in cash or in shares of Common Stock (valued at their Fair Market Value on the date of exercise of the stock appreciation right) or both, as the Compensation Committee shall determine in its discretion. Upon the exercise of a stock appreciation right granted in connection with an option, the number of shares subject to the option shall be reduced by the number of shares with respect to which the stock appreciation right is exercised. Upon the exercise of an option in connection with which a stock appreciation right has been granted, the number of shares subject to the stock appreciation right shall be reduced by the number of shares with respect to which the option is exercised.

 2.3.4     Each Plan Agreement with respect to an
option shall set forth the amount (the "option exercise price") payable by the grantee to the Corporation upon exercise of the option evidenced thereby. The option exercise price per share shall be determined by the Committee in its discretion; provided, however, that the option exercise price of an Incentive Stock Option shall be at least 100% of the Fair Market Value of a share of Common Stock on the date the option is granted, and provided further that in no event shall the option exercise price be less than the par value of a share of Common Stock.

 2.3.5     Each Plan Agreement with respect to an
option or stock appreciation right shall set forth the periods during which the Award evidenced thereby shall be exercisable, whether in whole or in part. Such periods shall be determined by the Compensation
Committee in its discretion; provided, however, that no Incentive Stock Option (or a stock appreciation right granted in connection with an Incentive Stock Option) shall be exercisable more than 10 years after the date of grant.

 2.3.6     The Compensation Committee may in its
discretion include in any Plan Agreement with respect to an option (the "original option") a provision that an additional option (the "additional option") shall be granted to any grantee who, pursuant to Section
2.4.3(b), delivers shares of Common Stock in partial or full payment of the exercise price of the original option.
The additional option shall be for a number of shares of Common Stock equal to the number thus delivered, shall have an exercise price equal to the Fair Market
Value of a share of Common Stock on the date of exercise of the original option, and shall have an expiration date no later than the expiration date of the original option. In the event that a Plan Agreement provides for the grant of an additional option, such Agreement shall also provide that the exercise price of the original option be no less than the Fair Market
Value of a share of Common Stock on its date of grant, and that any shares that are delivered pursuant to
Section 2.4.3(b) in payment of such exercise price shall have been held for at least six months.

       6 (10k page 59)


 2.3.7     To the extent that the aggregate Fair
Market Value (determined as of the time the option is granted) of the stock with respect to which Incentive
Stock Options granted under this Plan and all other plans of the Employers are first exercisable by any employee during any calendar year shall exceed the maximum limit (currently, $100,000), if any, imposed from time to time under Section 422 of the Code, such options shall be treated as Non-Qualified Stock
Options.

 2.3.8     Notwithstanding the provisions of
Sections 2.3.4 and 2.3.5, to the extent required under
Section 422 of the Code, an Incentive Stock Option may not be granted under the Plan to an individual who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of his or her Employer or of its parent or subsidiary corporations (as such ownership may be determined for purposes of Section
422(b)(6) of the Code) unless (a) at the time such Incentive Stock Option is granted the option exercise price is at least 110% of the Fair Market Value of the shares subject thereto and (b) the Incentive Stock
Option by its terms is not exercisable after the expiration of 5 years from the date it is granted.

 2.3.9     The Compensation Committee, in its
sole discretion, may include a provision in the Plan
Agreement for any Non-Qualified Stock Option that provides for a cash payment, by the Corporation or employing Subsidiary to the grantee, as soon as practicable after the exercise thereof, of an amount equal to all or a portion of the tax benefit to be received by the Corporation or its Subsidiaries attributable to the federal income tax deduction resulting from the exercise of such Non-Qualified Stock Option.

2.4   Exercise of Options and Stock Appreciation
Rights

 2.4.1     Subject to the provisions of this Article
II, each option or stock appreciation right granted under the Plan shall be exercisable as follows:

 2.4.2     Unless the applicable Plan Agreement
otherwise provides, an option or stock appreciation right may be exercised from time to time as to all or part of the shares as to which such Award is then exercisable (but, in any event, only for whole shares).
A stock appreciation right granted in connection with an option may be exercised at any time when, and to the same extent that, the related option may be exercised. An option or stock appreciation right shall be exercised by the filing of a written notice with the Corporation, on such form and in such manner as the Compensation Committee shall prescribe.

 2.4.3     Any written notice of exercise of an
option shall be accompanied by payment for the shares being purchased. Such payment shall be made: (a) by certified or official bank check (or the equivalent thereof acceptable to the Corporation) for the full option exercise price; or (b) unless the applicable Plan
Agreement provides otherwise, by delivery of shares of Common Stock acquired at least six months prior to the option exercise date and having a Fair Market Value

       7 (10k page 60)

(determined as of the exercise date) equal to all or part of the option exercise price and a certified or official bank check (or the equivalent thereof acceptable to the Corporation) for any remaining portion of the full option exercise price; or (c) at the discretion of the Compensation Committee and to the extent permitted by law, by such other provision as the Compensation
Committee may from time to time prescribe.

 2.4.4     Promptly after receiving payment of the
full option exercise price, or after receiving notice of the exercise of a stock appreciation right for which payment will be made partly or entirely in shares, the Corporation shall, subject to the provisions of Section
3.2 (relating to certain tax withholding requirements), deliver to the grantee or to such other person as may then have the right to exercise the Award, a certificate or certificates for the shares of Common Stock for which the Award has been exercised. If the method of payment employed upon option exercise so requires, and if applicable law permits, an optionee may direct the Corporation to deliver the certificate(s) to the optionee's stockbroker.

2.5   Termination of Continuous Status

 2.5.1     Upon termination of the grantee's
Continuous Status other than for Cause, and other than by reason of the grantee's death or Disability, the grantee of an option or stock appreciation right may exercise the same within such period of time as is specified in the applicable Plan Agreement to the extent that he or she is entitled to exercise it on the date of such termination (but in no event later than the expiration of the term of such option or stock appreciation right as set forth in such Plan Agreement).
In the absence of a specified time in the Plan
Agreement, such option or stock appreciation right shall remain exercisable for three months following such termination. If, on the date of termination, the grantee is not entitled to exercise such option or stock appreciation right in full, the shares subject to the unexercisable portion thereof shall revert to the Plan.
If, after termination, the grantee does not exercise such option or stock appreciation right within the applicable time period or such longer period as the Compensation
Committee may allow, such option or stock appreciation right shall terminate, and the shares covered thereby shall revert to the Plan.
Notwithstanding the above, in the event the Corporation is involved in a merger as a result of which grantees are precluded from selling shares of the acquiring or successor company until the publication of financial results covering post-merger combined operations ("Pooling Restrictions"), options held by grantees subject to such Pooling Restrictions shall remain exercisable until five business days after the expiration of such Pooling Restrictions (but not beyond the original term of the option), notwithstanding an earlier termination of such grantee's Continuous Status.

 2.5.2 Notwithstanding the above, in the event of a grantee's change in status from one relationship with the Employers to another, the grantee's
Continuous Status shall not automatically terminate solely as a result of such change in status. In the event a grantee ceases to be an Employee but retains
Continuous Status, an Incentive Stock Option held by that grantee shall cease to be treated as an Incentive
Stock Option and shall be treated for tax purposes as a

       8 (10k page 61)

Non-Qualified Stock Option three months and one day following such termination of employment.

 2.5.3     Upon termination of a grantee's
Continuous Status as a result of the grantee's Disability, the grantee of an option or stock appreciation right may exercise the same at any time within twelve months from the date of termination (or within such longer or shorter period of time as the applicable Plan Agreement may specify or such longer period of time as the Compensation Committee may allow), but only to the extent that the grantee is entitled to exercise it on the date of termination (and in no event later than the expiration of the term of the option or stock appreciation right as set forth in the applicable Plan
Agreement). If, on the date of termination, the grantee is not entitled to exercise such option or stock appreciation right in full, the shares subject to the unexercisable portion thereof shall revert to the Plan.
If, after termination, the grantee does not exercise such option or stock appreciation right within the applicable time period or such longer period as the Compensation
Committee may allow, such option or stock appreciation right shall terminate, and the shares covered thereby shall revert to the Plan.

 2.5.4     In the event of the grantee's death, an
option or stock appreciation right may be exercised at any time within twelve months following the date of death (or within such longer or shorter period of time as the applicable Plan Agreement may specify or such longer period of time as the Compensation Committee may allow), but only to the extent that the grantee was entitled to exercise the same on the date of his or her death, and in no event later than the expiration of the term of the option or stock appreciation right as set forth in the applicable Plan Agreement. If, at the time of death, the grantee was not entitled to exercise such option or stock appreciation right in full, the shares subject to the unexercisable portion thereof shall immediately revert to the Plan. If, after death, such option or stock appreciation right is not exercised within the applicable time period or such longer period as the Compensation Committee may allow, such option or stock appreciation right shall terminate, and the shares covered thereby shall revert to the Plan. If the grantee's estate or a person who acquired the right to exercise the option by bequest or inheritance does not exercise the option with the time specified herein, the option shall terminate, and the Shares covered by such option shall revert to the Plan.

 2.5.5     Any exercise of an option or stock
appreciation right following the grantee's death shall be made only by the grantee's beneficiary, or by the legatee thereof under the grantee's last will if no validly designated beneficiary survives the grantee and such will specifically disposes of such Award, or by the grantee's personal representative if no validly designated beneficiary and no such specific legatee survives the grantee. If a grantee's beneficiary, specific legatee or personal representative shall be entitled to exercise any option or stock appreciation right pursuant to the preceding sentence, such beneficiary, specific legatee or personal representative shall be bound by all the terms and conditions of the Plan and the applicable
Plan Agreement which would have applied to the grantee.

       9 (10k page 62)


 2.5.6      Anything herein to the contrary
notwithstanding, no option or stock appreciation right may be exercised after the grantee's Continuous Status is terminated or deemed to have been terminated for Cause as provided in Section 4.3.

2.6   Grant of Restricted Stock

 2.6.1     The Compensation Committee may
grant restricted shares of Common Stock to such eligible persons, in such amounts, and subject to such terms and conditions as the Compensation Committee shall determine in its discretion, subject to the provisions of the Plan. Awards of restricted stock may be made independently of or in connection with any other Award under the Plan. In addition, such Awards may be made in combination with awards under other incentive plans of the Corporation, and any performance goals and standards adopted for purposes of such other plans may be incorporated and applied for purposes of the Award as conditions which must satisfied in order for the shares covered by the Award to become nonforfeitable and transferable. The grantee of a restricted stock Award shall have no rights with respect to such Award unless such grantee (i) accepts the Award within such period as the Compensation
Committee shall specify by executing a Plan Agreement in such form as the Compensation Committee shall determine and (ii) makes payment to the Corporation by certified or official bank check (or the equivalent thereof acceptable to the Corporation) of the purchase price, if any, for the shares covered by the Award in such amount as the Compensation Committee may determine.

 2.6.2     Promptly after a grantee accepts a
restricted stock Award, the Corporation shall issue in the grantee's name a certificate or certificates for the shares of Common Stock covered by the Award. Upon the issuance of such certificate(s), the grantee shall have the rights of a shareholder with respect to the restricted stock, subject to the nontransferability restrictions and Corporation repurchase rights described in Sections 2.6.4 and 2.6.5 and to such other restrictions and conditions as the Compensation
Committee in its discretion may include in the applicable Plan Agreement.

 2.6.3     Unless the Compensation Committee
shall otherwise determine, any certificate issued evidencing shares of restricted stock shall remain in the possession of the Corporation until such shares are free of any restrictions specified in the applicable Plan
Agreement.

 2.6.4     Shares of restricted stock may not be
sold, assigned, transferred, pledged or otherwise encumbered or disposed of, except as specifically provided in this Plan or the applicable Plan Agreement.
The Compensation Committee shall specify in the applicable Plan Agreement the date or dates and the conditions (which may depend upon or be related to the attainment of performance goals, maintaining
Continuous Status and other conditions) on which the foregoing transfer restrictions shall lapse and the restricted stock shall vest. Unless the applicable Plan
Agreement provides otherwise, additional shares of Common Stock or other property distributed

       10 (10k page 63)

to the grantee in respect of shares of restricted stock, as dividends or otherwise, shall be subject to the same restrictions applicable to such restricted stock.

 2.6.5     Except as otherwise specified in the
applicable Plan Agreement, shares covered by an Award of restricted stock shall be forfeited if and when, during the restricted period as to such shares, and prior to the vesting of such shares, the grantee's Continuous Status terminates or any condition to which the vesting of such shares is subject can no longer be satisfied. It is contemplated that a Plan Agreement (i) may provide for the grantee to vest as to a pro rata portion of an Award of restricted stock if the termination of his or her Continuous Status is due to death, Disability or retirement after age 62 and completing five years of service, (ii) may permit the grantee, in the event of a Change of Control of the Corporation occurring during the applicable restricted period, to elect to become vested as to a pro rata portion of an Award of restricted stock and to forfeit the balance of the Award, and (iii) may provide for an Award to become fully vested in certain events upon the occurrence of a Change of Control. In all events, however, shares covered by an Award of restricted stock shall be forfeited if, during the restricted period as to such shares, the grantee's Continuous Status is terminated for Cause.

 2.6.6     If and when shares covered by an Award
of restricted stock are forfeited, the grantee shall be deemed to have resold such shares to the Corporation at the lesser of the purchase price paid by the grantee
(such purchase price shall be deemed to be zero dollars if no purchase price was paid) or the Fair Market Value of such shares on the date of such forfeiture. The
Corporation shall pay such amount to the grantee as soon as is administratively practical. Such shares shall cease to be outstanding, and shall no longer confer on the grantee any rights as a stockholder of the Corporation, from and after the date of such forfeiture.

 2.6.7     Except as otherwise provided in the
applicable Plan Agreement or an agreement entered into pursuant to Section 2.10, at the end of the period during which shares covered by an Award of restricted stock are subject to forfeiture or restrictions on transfer, any of such shares that have not been forfeited shall become nonforfeitable and fully transferable.

2.7   Grant of Restricted Stock Units

 2.7.1     The Compensation Committee may
grant Awards of restricted stock units to such eligible persons, in such amounts, and subject to such terms and conditions as the Compensation Committee shall determine in its discretion, subject to the provisions of the Plan. Restricted stock units may be awarded independently of or in connection with any other
Award under the Plan.

 2.7.2     At the time of grant, the Compensation
Committee shall specify the date or dates on which the restricted stock units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. In the event of the termination of the grantee's Continuous Status for any reason, restricted stock units that have not become nonforfeitable shall

       11 (10k page 64)

be forfeited and canceled.  The
Compensation Committee at any time may accelerate vesting dates and otherwise waive or amend any conditions of an Award of restricted stock units.

 2.7.3     At the time of grant, the Compensation
Committee shall specify the maturity date applicable to each grant of restricted stock units, which may be determined at the election of the grantee. Such date may be later than the vesting date or dates of the Award. On the maturity date, the Corporation shall transfer to the grantee one unrestricted, fully transferable share of Common Stock for each restricted stock unit scheduled to be paid out on such date and not previously forfeited. The Compensation Committee shall specify the purchase price, if any, to be paid by the grantee to the Corporation for such shares of Common
Stock.

2.8   Other Stock-Based Awards

 The Board may authorize other types of
stock-based Awards (including the grant of unrestricted shares), which the Compensation Committee may grant to such eligible persons, and in such amounts and subject to such terms and conditions, as the Compensation Committee shall in its discretion determine, subject to the provisions of the Plan. Such
Awards may entail the transfer of actual shares of Common Stock to grantees, or payment in cash or otherwise of amounts based on the value of shares of Common Stock.

2.9   Grant of Dividend Equivalent Rights

 The Compensation Committee may in its
discretion include in the Plan Agreement with respect to any Award a dividend equivalent right entitling the grantee to receive amounts equal to the ordinary dividends that would be paid on the shares of Common
Stock covered by such Award, during the time such Award is outstanding and unexercised, if such shares were then outstanding. In the event such a provision is included in a Plan Agreement, the Compensation
Committee shall determine whether such payments shall be made in cash, in shares of Common Stock or in another form, whether they shall be conditioned upon the exercise or vesting of the Award to which they relate, the time or times at which they shall be made, and such other terms and conditions as the Compensation Committee shall deem appropriate.

2.10  Deferral

 If permitted by the Compensation Committee, a grantee may elect to enter into a written agreement with his or her Employer providing for the deferral of any form of payment hereunder (whether in the form of cash or Common Stock), subject to such terms and conditions as the Committee may deem appropriate.

2.11  Right of Recapture


       12 (10k page 65)

 If at any time within one year after the date on which a grantee exercises an option or stock appreciation right, or on which restricted stock vests, or which is the maturity date of restricted stock units, or on which income is realized by a grantee in connection with any other stock-based Award (each of which events is a "Realization Event"), (a) the grantee's
Continuous Status is terminated for Cause or (b) the grantee engages in any activity which the Compensation Committee determines (i) was deliberate and (ii) resulted in and was intended to result in demonstrable material harm to the Corporation or any Subsidiary, then any gain ("Gain") realized by the grantee from the Realization Event shall be paid by the grantee to the Corporation upon notice from the Corporation. Such Gain shall be determined as of the date of the Realization Event, without regard to any subsequent change in the Fair Market Value of a share of Common Stock. The Employers shall have the right to offset such Gain against any amounts otherwise owed to the grantee by the Employers (whether as wages, vacation pay, or pursuant to any benefit plan or other compensatory arrangement).


             ARTICLE III
            Miscellaneous

3.1 Amendment of the Plan; Modification of Awards

 3.1.1     The Board may from time to time
suspend, discontinue, revise or amend the Plan in any respect whatsoever, except that no such amendment shall materially impair any rights or materially increase any obligations under any Award theretofore made under the Plan without the consent of the grantee (or, after the grantee's death, the person having the right to exercise the Award). For purposes of this Section 3.1, any action of the Board or the Compensation
Committee that alters or affects the tax treatment of any Award shall not be considered to materially impair any rights of any grantee.

 3.1.2     Shareholder approval of any amendment
shall be obtained to the extent necessary to comply with
Section 422 of the Code (relating to Incentive Stock
Options) or other applicable law or regulation.

 3.1.3     The Compensation Committee may
amend any outstanding Plan Agreement (including, without limitation, an amendment which would accelerate the time or times at which the Award becomes unrestricted or may be exercised) or may waive or amend any goals, restrictions or conditions set forth in the Plan Agreement. However, any such amendment (other than an amendment pursuant to Section 3.10, relating to dissolution, liquidation or merger of the Corporation) that materially impairs the rights or materially increases the obligations of a grantee under an outstanding Award shall be made only with the consent of the grantee (or, upon the grantee's death, the person having the right to exercise the Award).

3.2   Tax Withholding

       13 (10k page 66)

 3.2.1     As a condition to the receipt of any
shares of Common Stock pursuant to any Award or the lifting of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Employers relating to an Award (including, without limitation, FICA tax), the Employers shall be entitled to require that the grantee remit to the Employers an amount sufficient in the opinion of the Employers to satisfy such withholding obligation.

 3.2.2     If the event giving rise to the
withholding obligation is a transfer of shares of Common Stock, then, unless otherwise specified in the applicable Plan Agreement, the grantee may satisfy the withholding obligation imposed under Section 3.2.1 by electing to have the Employers withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld. For this purpose, Fair Market Value shall be determined as of the date on which the amount of tax to be withheld is determined
(and any fractional share amount shall be settled in cash).

3.3   Nonassignability

 Except to the extent otherwise provided in the applicable Plan Agreement, no Award or right granted to any person under the Plan shall be assignable or transferable other than by will or by the laws of descent and distribution, and all such Awards and rights shall be exercisable during the life of the grantee only by the grantee or the grantee's legal representative.

3.4   Requirement of Notification of Election Under
Section 83(b) of the Code

 If any grantee shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under Section 83(b) of the Code (that is, an election to include in gross income in the year of transfer the amounts specified in Section
83(b)), such grantee shall notify the Corporation of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Code Section
83(b).

3.5   Requirement of Notification Upon Disqualifying
      Disposition Under Section 421(b) of the Code

 If any grantee shall make any disposition of shares of Common Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code
(relating to certain disqualifying dispositions), such grantee shall notify the Corporation of such disposition within 10 days thereof.

3.6   Right of Discharge Reserved

       14 (10k page 67)

   Nothing in the Plan shall confer upon any employee of the Corporation or any Subsidiary any right to continued employment with the Corporation or such Subsidiary or interfere in any way with the right of the Corporation or such Subsidiary to terminate the employment of any of its employees at any time, with or without cause, in accordance with applicable laws and any applicable employment agreement.

3.7   Nature of Payments

 3.7.1     Any and all grants of Awards and
issuances of shares of Common Stock under the Plan shall be in consideration of services performed for the Employers by the grantee.

 3.7.2     All such grants and issuances shall
constitute a special incentive payment to the grantee and shall not be taken into account in computing the amount of salary or compensation of the grantee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Employers or under any agreement between an Employer and the grantee, unless such plan or agreement specifically provides otherwise.

3.8   Non-Uniform Determinations

 The Compensation Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Compensation Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Plan Agreements, as to (a) the persons to receive Awards under the Plan, (b) the terms and provisions of Awards under the Plan, and (c) the treatment of leaves of absence pursuant to Section 4.7.

3.9   Other Payments or Awards

 Nothing contained in the Plan shall be deemed in any way to limit or restrict the Employers from making any Award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.10  Provisions Applicable Upon Change of Control

 3.10.1    If a Change of Control occurs after the
grant of an option or stock appreciation right hereunder, such Award shall continue in effect according to its terms or, if there is a successor employer, there shall be substituted for such option or right an equivalent option or right relating to the stock of the successor employer or a parent of the successor employer. In the event the grantee's Continuous Status is terminated by his or her Employer or its successor without cause, as defined for purposes of any written agreement under which the grantee is

       15 (10k page 68)

employed by such Employer or its successor, or by the grantee for good reason, as defined for purposes of any such agreement, prior to the end of the employment term provided in any such agreement, the option or right or the substitute option or right shall become and remain fully exercisable for the remainder of the term thereof, notwithstanding such termination of Continuous Status.

 3.10.2    If a Change of Control occurs after the
grant of restricted stock hereunder, such Award shall continue in effect according to its terms or, if there is a successor employer, there shall be substituted for the restricted stock covered by such Award restricted stock of the successor employer or a parent of the successor employer having the same value, as of the effective date of such Change of Control, as the restricted stock of the predecessor for which it is substituted. In the event the grantee's Continuous Status is terminated by his or her Employer or its successor without cause, as defined for purposes of any written agreement under which the grantee is employed by such Employer or its successor, or by the grantee for good reason, as defined for purposes of any such agreement, prior to the end of the employment term provided in any such agreement, such restricted stock or substituted restricted stock shall become and remain fully vested and transferable, notwithstanding such termination of Continuous Status.


 3.10.3    Nothing contained in the Plan shall be
construed to give a grantee the right to enjoin the Corporation or any Subsidiary from taking any corporate action which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on Awards made under the Plan. Any right of a grantee, beneficiary or other person respecting such a corporate action shall be limited to a claim for actual damages and attorneys fees.

3.11  Section 162(m)

 If this Plan is subject to Section 162(m) of the Internal Revenue Code, it is intended that the Plan meet all of the requirements of such section so that options and stock appreciation rights granted hereunder and, if determined by the Compensation Committee, restricted stock and restricted stock units granted hereunder shall constitute "performance-based" compensation within the meaning of such section. If any provision of the Plan would disqualify the Plan or would not permit the Plan to comply with such section, such provision shall be construed or deemed amended to conform to the requirements of such section; provided that no such construction or amendment shall have an adverse impact on the economic value to the grantee of any Award previously granted hereunder.

       16 (10k page 69)

3.12  Successors and Assigns

 Awards under the Plan shall be binding upon and inure to the benefit of the successors and assigns of the Corporation and its Subsidiaries. In the event of a sale of substantially all of the assets of the Corporation or a Subsidiary, or a merger, consolidation or share exchange involving the Corporation, all obligations of the Corporation or such Subsidiary under the Plan with respect to Awards granted hereunder shall be binding on the successor to the transaction. Employment of a grantee with such successor shall be considered employment with the Corporation or such Subsidiary for purposes of the Plan.

3.13  Designation of Beneficiary

 A grantee may designate a beneficiary or beneficiaries to receive any payments which may be made following the grantee's death. Such designation may be changed or canceled at any time without the consent of such beneficiary. Any such designation, change or cancellation must be made in a form approved by the Compensation Committee and shall not be effective until received by the Compensation
Committee. If a grantee does not designate a beneficiary, or if the designated beneficiary or beneficiaries predecease the grantee, any payments which may be made following the grantee's death shall be made to the grantee's estate.

3.14  Settlement by Subsidiaries

 Settlement of Awards held by employees of a Subsidiary shall be made by and at the expense of the Subsidiary.

3.15  Expenses

 The costs and expenses of administering the Plan shall be borne by the Corporation.

3.16  Arbitration

 To the extent any determination of the
Compensation Committee relating to an Award is challenged as nonbinding, arbitrary and capricious or otherwise subject to judicial review, the parties to the Award (the grantee or his or her assignee, beneficiary, legatee, guardian or personal representative being one of the parties, and any or all of the Corporation, the employing Subsidiary, any Successor to the Corporation or the employing Subsidiary, and the Compensation Committee being the other party) shall be required to have the challenge settled through binding arbitration pursuant to the American
Arbitration Association's rules of commercial arbitration which are then in effect. The location of all arbitration proceedings shall be Indianapolis, Indiana.
One arbitrator shall be selected by the parties and shall be a current or former executive officer (vice president or higher) of a publicly-traded corporation. In the event the parties are unable mutually to agree upon a person to act as the arbitrator, or in the event a mutually-agreed upon

       17 (10k page 70)

arbitrator shall fail to accept the
appointment by the parties, the parties jointly shall request from the American Arbitration Association a list of the names of five persons who would be qualified to act as an arbitrator under this section. The selection of the final arbitrator then shall be achieved by each party alternately striking a name, with the party consisting of those aligned against the grantee (or his or her assignee, beneficiary, legatee, guardian or personal representative) going first, until one name remains. In the event the parties mutually agree that the five names submitted by the American Arbitration Association are unsatisfactory, they jointly may request a second list of five names from the American Arbitration Association and final selection shall be achieved through the procedure set out herein. The decision of the arbitrator shall be final and binding upon both parties, and any award entered by the arbitrator shall be final, binding and non-appealable and judgment may be entered thereon by either party in accordance with the applicable law in any court of competent jurisdiction.
The arbitrator shall not have authority to modify any provision of this Plan, to award any benefit in a form not authorized under this Plan and the applicable Plan
Agreement, or to review any exercise by the Compensation Committee of its discretionary authority under the Plan otherwise than on grounds of its being arbitrary and capricious or constituting an abuse of discretion. The Corporation shall be responsible for all of the reasonable expenses of the American Arbitration
Association, the arbitrator and the conduct of the selection and the arbitration procedures set forth in this clause, including reasonable attorneys' fees and expenses incurred by either party which are associated with the arbitration procedure through the time the final arbitration decision or award is rendered. This arbitration provision shall be specifically enforceable.

3.17  Section Headings

 The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of the sections.

3.18  Effective Date and Term of Plan

 3.18.1    The Plan was adopted by the Board on
January 22, 1998, subject to approval by the Corporation's shareholders. The Plan shall become effective on the day following its approval by the stockholders (the "Effective Date").

 3.18.2    Unless sooner terminated by the Board,
the provisions of the Plan respecting the grant of Incentive Stock Options shall terminate on the day before the tenth anniversary of the adoption of the Plan by the Board, and no Incentive Stock Option Awards shall thereafter be made under the Plan. All Awards made under the Plan prior to its termination shall remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Plan
Agreements.

3.19  Governing Law

       18 (10k page 71)

 All rights and obligations under the Plan shall be construed and interpreted in accordance with the laws of the State of Indiana, without giving effect to principles of conflict of laws.

             ARTICLE IV
             Definitions

 4.1  "Award" means a grant made under this
Plan of Incentive Stock Options, Non-Qualified Stock
Options, stock appreciation rights, dividend equivalent rights, restricted stock, restricted stock units, or other stock-based compensation.

 4.2  "Board" means the Board of Directors
of the Corporation.

 4.3  "Cause," when used in connection with
termination of a grantee's employment or Continuous
Status, shall have the meaning set forth in any then-effective employment agreement between the grantee and his or her Employer. In the absence of such an employment agreement provision, "Cause" means: (a) conviction of any crime (whether or not involving an Employer) constituting a felony in the jurisdiction involved; (b) engaging in any substantiated act involving moral turpitude; (c) engaging in any act which, in each case, subjects, or if generally known would subject, an Employer to public ridicule or embarrassment; (d) material violation of his or her Employer's policies, including, without limitation, those relating to sexual harassment or the disclosure or misuse of confidential information; (e) serious neglect or misconduct in the performance of the grantee's duties for his or her Employer or willful or repeated failure or refusal to perform such duties. The
Compensation Committee shall have the right to determine whether the termination of a grantee's employment or Continuous Status is a dismissal for Cause and the date of termination in such a case, which date the Compensation Committee may deem to be the date of the action that is Cause for dismissal. Such determinations of the Compensation Committee shall be final, binding and conclusive.

 4.4  "Change of Control" means, with
reference to an Award hereunder, the first of the following to occur after the date of grant thereof:

      (a)  The acquisition by any individual,
entity or "group" within the meaning of Section
13(d)(3) or 14(d)(2) of the Securities Exchange Act of
1934, as amended (the "Exchange Act")(a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (i) the then outstanding shares of common stock of the Corporation (the "Outstanding
Corporation Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation
Voting Securities"); provided, however, that the following acquisitions of common stock shall not constitute a Change of Control: (i) any acquisition directly from the Corporation [excluding an acquisition by virtue of the exercise of a conversion privilege by one or more Persons acting in concert, and excluding an acquisition that would be a Change of Control under
(c) below], (ii) any acquisition by the Corporation, (iii) any


       19 (10k page 72)

acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation or other entity controlled by the Corporation, (iv) any acquisition by any corporation or other entity pursuant to a reorganization, merger or consolidation which would not be a Change of Control under (c) below; or (v) any acquisition by an Exempt
Person; provided further, that the applicable percentage shall be reduced from 25% to 20% in the event of the occurrence of one transaction or a series of transactions which results in the beneficial ownership by Exempt
Persons of less than 15% of the Outstanding
Corporation Common Stock or the Outstanding
Corporation Voting Securities; or

      (b)  Individuals who, as of such date of
grant, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such beginning whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened "election contest" or other actual or threatened "solicitation" (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) of proxies or consents by or on behalf of a person other than the Incumbent Board;
or

      (c)  Approval by the shareholders of the
Corporation of a reorganization, merger or consolidation, unless, following such reorganization, merger, share exchange or consolidation, (i) 75% or more of, respectively, the then outstanding shares of common stock of the corporation or other entity resulting from such reorganization, merger, share exchange or consolidation and the combined voting power of the then outstanding voting securities of such corporation or other entity entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common
Stock and Outstanding Corporation Voting Securities immediately prior to such reorganization, merger, share exchange or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, share exchange or consolidation, (ii) no Person (excluding the Corporation, any Exempt Person, any employee benefit plan (or related trust) of the Corporation or such corporation or other entity resulting from such reorganization, merger, share exchange or consolidation and any person beneficially owning, immediately prior to such reorganization, merger, share exchange or consolidation, directly or indirectly, 25% or more of the Outstanding Corporation Common
Stock or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation or other entity resulting from such reorganization, merger, share exchange or consolidation or the combined voting power of the then outstanding voting securities of such corporation or other entity, entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation or other entity resulting from such reorganization, merger, share exchange or consolidation were members of the

       20 (10k page 73)

Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger, share exchange or consolidation; provided however, that the applicable percentage for purposes of clause (ii) of this
(c) shall be reduced from 25% to 20% in the event of the occurrence of one transaction or a series of transactions which results in the beneficial ownership by Exempt Persons of less than 15% of the Outstanding
Corporation Common Stock or the Outstanding
Corporation Voting Securities; or

      (d)  Approval by the shareholders of the
Corporation of (i) a complete liquidation or dissolution of the Corporation or (ii) the sale or other disposition of all or substantially all of the assets of the Corporation, other than to a corporation or other entity, with respect to which following such sale or other disposition, (A) 75% or more of, respectively, the then outstanding shares of common stock of such corporation or other entity and the combined voting power of the then outstanding voting securities of such corporation or other entity entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and
Outstanding Corporation Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Corporation Common Stock and
Outstanding Corporation Voting Securities, as the case may be, (B) no Person (excluding the Corporation, any Exempt Person, any employee benefit plan (or related trust) of the Corporation or such corporation or other entity and any person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 25% or more of the Outstanding
Corporation Common Stock or Outstanding
Corporation Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of such corporation or other entity or the combined voting power of the then outstanding voting securities of such corporation or other entity entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation or other entity were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Corporation; provided however, that the applicable percentage for purposes of subclause (ii)(B) of this (d) shall be reduced from 25% to 20% in the event of the occurrence of one transaction or a series of transactions which results in the beneficial ownership by Exempt Persons of less than 15% of the Outstanding
Corporation Common Stock or the Outstanding
Corporation Voting Securities; or

      (e)  The occurrence of one transaction
or a series of transactions, which has the effect of a divestiture by the Corporation of 25% or more of the combined voting power of the outstanding voting securities of First Indiana Bank; or

      (f)  The occurrence of any sale, lease or
other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of First Indiana Bank (other than to the Corporation or one or more Exempt Persons); or


       21 (10k page 74)

      (g)  The occurrence of one transaction
or a series of transactions which results in the beneficial ownership by Exempt Persons of less than 20% of the outstanding voting securities of The Somerset Group, Inc. ("Somerset"), at any time when Somerset beneficially owns 10% or more of the combined voting power of the outstanding voting securities of the Corporation.

 4.5  "Compensation Committee" means the
Compensation Committee of the Board.

 4.6  "Consultant" means any person,
including an advisor, who is engaged by an Employer to render services on a regular or periodic basis and who is compensated for such services.

 4.7  "Continuous Status" means that the
Grantee's relationship with the Employers as a director, officer, employee or Consultant, is not interrupted or terminated. Continuous Status shall not be considered interrupted in the case of transfers between locations of an Employer, or between Employers, or from an Employer to any successor. The Compensation
Committee in its discretion may determine (a) whether any leave of absence constitutes a termination of Continuous Status for purposes of the Plan, (b) the impact, if any, of any such leave of absence on Awards theretofore made under the Plan, and (c) when a change in a Consultant's association with the Employers constitutes a termination of Continuous
Status for purposes of the Plan. For purposes of Incentive Stock Options, no leave of absence may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence is not so guaranteed, then on the 181st day of such leave any Incentive Stock Option held by the grantee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified
Stock Option.

 4.8  "Disability" means, with respect to any
termination of Continuous Status, any physical or mental impairment of a grantee which (i) prevents the grantee from doing any substantial gainful activity for which he or she is fitted by education, training or experience, and (ii) is expected to last at least 12 months from the date of such termination of Continuous Service or to result in death within such period of 12 months.

 4.9  "Exempt Descendant" means any child,
grandchild or other descendant of Robert H.
McKinney, or any spouse of any such child, grandchild or other descendant, including in all cases adoptive relationships.

 4.10  "Exempt Person" means (i) Robert H.
McKinney; (ii) Arlene A. McKinney; (iii) any Exempt
Descendant; (iv) any corporation, partnership, trust or other organization a majority of the beneficial ownership interest of which is owned directly or indirectly by one or more of Robert H. McKinney, Arlene A. McKinney or any Exempt Descendant; (v) any estate or other successor-in-interest by operation of law of Robert H. McKinney, Arlene A. McKinney or any Exempt Descendant; (vi) The Somerset Group,
Inc., so long as it is controlled by one or more individuals and entities described in (i) through (v) inclusive; and (vii) with reference to an issuer, any group

       22 (10k page 75)

within the meaning of Rule 13d-5(b) under the Exchange Act, if the majority of the shares of such issuer beneficially owned by such group is attributable to shares of such issuer which would be considered beneficially owned by individuals and entities described in (i) through (vi) inclusive absent the existence of the group.

 4.11  "Fair Market Value" means, with
reference to a share of Common Stock and a given day, the per share value of Common Stock on such day, determined as follows.

      (a) If the principal market for the
Common Stock (the "Market") is a national securities exchange or the National Association of Securities
Dealers Automated Quotation System ("NASDAQ")
National Market, the last sale price of Common Stock on such day or, if no reported sale takes place on such day, the average of the high bid and low asked price of Common Stock as reported on such Market for such day ("average price") or, if no such average price can be determined for such day, the most recent reported sale price of Common Stock within the preceding ten business days, or if no such sale shall have occurred, the average price for the most recent business day preceding such day for which an average price can be determined, provided an average price can be determined for any of the ten business days preceding such day;

      (b) If the Market is the NASDAQ
National List, the NASDAQ Supplemental List or another market, the average of the high bid and low asked price for Common Stock on such day (the
"average price"), or, if no such average price can be determined for such day, the most recent reported sale price within the preceding ten business days, or, if no such sale shall have occurred, the average price for the most recent business day preceding such day for which an average price can be determined, provided an average price can be determined for any of the ten business days preceding such day; or,

      (c) In the event that neither paragraph
(a) nor (b) shall apply, the Fair Market Value of a share of Common Stock on any day shall be determined in good faith by the Compensation Committee.

 4.12 "Incentive Stock Option" means an option that is intended to qualify for special federal income tax treatment pursuant to Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Plan
Agreement. Any option that is not specifically designated as an Incentive Stock Option shall under no circumstances be considered an Incentive Stock
Option.

 4.13  "Non-Qualified Stock Option" means any
option that is not an Incentive Stock Option.

 4.14  "Subsidiary" means any corporation,
partnership or other entity in which the Corporation, directly or indirectly, owns a fifty percent (50%) or greater interest.


       23 (10k page 76)